Exhibit 99.2
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
NEWS RELEASE

FOR RELEASE	CONTACT:
April 27, 2006, 5:30 AM ET	Investor:	Dave Prichard, (708) 551-2592
	Media:	Mark Lindley, (708) 551-2602
CORN PRODUCTS INTERNATIONAL ENTERS INTO NEW, FIVE-YEAR
$500 MILLION SENIOR UNSECURED REVOLVING CREDIT FACILITIES
     WESTCHESTER, Ill., April 27, 2006 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of agriculturally derived ingredients to diversified industries, announced today that it has entered into new, five-year $500 million senior, unsecured revolving credit facilities available for general corporate purposes, including acquisitions and repayment of public debt maturities.
     The credit facilities include a $470 million US senior revolving facility and a $30 million Canadian revolving credit facility. They replace the Company’s current five-year $180 million revolving credit facility, which included a $150 million US revolver and a $30 million Canadian revolver.
     “We were able to capitalize on our improved financial position to enter into a larger, cost-effective credit facility,” said Sam Scott, chairman, president and chief executive officer of Corn Products International. “Our new facilities, in conjunction with our strong balance sheet, which reflects a total debt to EBITDA** ratio below our long-term target of 2.25 times, continue to give us significant flexibility to execute our global pathway growth strategy.”
     SunTrust Capital Markets, Inc. acted as the Sole Lead Arranger and SunTrust Bank acted as the Administrative Agent.
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Page 2 — Corn Products International
     Marking its 100th anniversary in 2006, Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is the number-one worldwide producer of dextrose and a leading regional producer of starch, high fructose corn syrup and glucose. In 2005, Corn Products International recorded net sales of $2.36 billion with operations in 15 countries at 33 plants, including wholly owned businesses, affiliates and alliances. For more information, visit www.cornproducts.com.
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** EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management believes that this non-GAAP information provides investors with a meaningful presentation of useful information on a basis consistent with the way in which management monitors and evaluates the Company’s operating performance.
This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends these forward looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operation, including management’s plans or strategies and objectives therefor and any assumptions underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “should,” “will,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this report or referred to or incorporated by reference into this report are “forward-looking statements.” These statements are subject to certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; fluctuations in the value of local currencies, energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of hostilities including acts of terrorism; stock market fluctuation and volatility; and our ability to maintain sales levels of HFCS in Mexico. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these risks, see Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent reports on Forms 10-Q or 8-K.